UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 6, 2005
(Date of earliest event reported)

SUNTRON CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-49651	86-1038668

(Commission File Number)	( IRS Employer Identification Number)

2401 WEST GRANDVIEW ROAD
PHOENIX, ARIZONA
85023
(Address of Principal Executive Offices)
(Zip Code)

(602) 789-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

          The disclosure set forth below under Item 5.02 is hereby incorporated by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective May 6, 2005, James K. Bass resigned as President and Chief Executive Officer and as a member of the Board of Directors of Suntron Corporation (the “Company” ) and its subsidiaries. Hargopal (Paul) Singh was concurrently promoted to President and Chief Executive Officer of the Company and will be named to the Board of Directors. Mr. Singh previously served as Vice President of Operations at the Company’s largest facility located in Sugar Land, Texas. In addition, Michael Eblin resigned as Chief Operating Officer on May 6, 2005. A copy of the Company’s press release announcing the management changes is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

     Effective as of May 6, 2005, the Company and Mr. Singh entered into an employment agreement. Under the Employment Agreement, Mr. Singh has agreed to serve as the President and Chief Executive Officer of the Company for an initial term expiring December 31, 2006, which initial term shall be automatically renewed for additional one-year terms unless timely notice of non-renewal is given by either the Company or Mr. Singh. The Employment Agreement provides that Mr. Singh will receive a base salary of $300,000, which may be increased from time to time at the discretion of the Company’s Board of Directors. In addition, the Employment Agreement provides that Mr. Singh is entitled to receive bonus compensation based on the Company’s attainment of performance goals, including EBITDA and other goals determined from time to time by the Compensation Committee or the Board of Directors of the Company. Mr. Singh also received an initial award of options to purchase up to 700,000 shares of the Company’s common stock (the “Options”) at an exercise price equal to the closing sale price of the Company’s stock on May 6, 2005. The Options will vest 25% on each anniversary of the grant date, beginning on May 6, 2006, subject to acceleration in the event of a “change of control” (as defined in the Employment Agreement).

     The Employment Agreement further provides that, in the event of termination of Mr. Singh’s employment with the Company, the Company will pay to Mr. Singh one-year’s base salary and pro-rated bonus through the date of termination if he is terminated by the Board for “cause” (as defined in the Employment Agreement) or if he terminates his employment with “good reason” (as defined in the Employment Agreement). If Mr. Singh’s employment is terminated by the Company for “cause” or by Mr. Singh for “good reason” within six months prior to a “change of control” or within one year after a “change of control,” the Company will pay to Mr. Singh a bonus to the extent that the value of the Options is less $600,000 at the time of termination. Such bonus, if any, will be equal to the difference between $600,000 and the value of the Options. The Employment Agreement also includes certain restrictive covenants which limit Mr. Singh’s ability to compete with the Company or divulge certain confidential information concerning the Company.

     There were no arrangements or understandings between Mr. Singh and any other persons pursuant to which Mr. Singh was selected as an officer or a director of the Company. None of the Company’s current directors or executive officers has a family relationship with Mr. Singh.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits.

Number	Exhibits

99.1	Press Release from the registrant, dated May 10, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNTRON CORPORATION
Date: May 12, 2005	By:	/s/ Peter W. Harper
Peter W. Harper
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release from the registrant, dated May 10, 2005.